Suite 900- 510 Burrard Street, Vancouver, British Columbia Canada V6C 3A8 Tel: (604) 687-6600 Toll Free: 1-888-411-GOLD Fax: (604) 687-3932 Email: info@aurizon.com Web Site: www.aurizon.com
October 13, 2005 File: 100- FILED VIA SEDAR Project No. 00734821

TO:

B.C. Securities Commission
Ontario Securities Commission
Quebec Securities Commission

Dear Sirs:

Re:     Casa Berardi Feasibility Study - Feasibility Study Final Report Revised Executive Summary dated January 2005 (Revised October 2005)

Further to discussions with the B.C. Securities Commission, enclosed herewith are the following:

•

Casa Berardi Project, Feasibility Study Final Report – Revised Executive Summary dated January 2005 (Revised October 2005) (the “Technical Report”).  The modifications that are included in the revised Technical Report are restricted to Section 2.0 Disclaimer (last 2 para. modified) and to Section 21.0 Certificate of Qualifications (2 certificates added).

•

Consent of Author.

Should you have any questions concerning the enclosed documents, please do not hesitate to contact the writer at the numbers written above.

Yours very truly,

AURIZON MINES LTD.

“Signed”  Ian S. Walton
Executive Vice-President &
Chief Financial Officer

/jask
Enclosures

cc:	Toronto Stock Exchange American Stock Exchange U.S. Securities and Exchange Commission (VIA EDGAR - FORM 6K) DuMoulin Black Attn: Mary Collyer Sherman & Sterling Attention: Christopher Cummings